EXHIBIT 10.19
SUBORDINATION AGREEMENT
     This Subordination Agreement (the “Agreement”) is made as of December __, 2010, by and between ___________________ (“Creditor”), and MIDCAP FUNDING III, LLC, a Delaware limited liability company (“MidCap”) in its capacity as Agent (as hereinafter defined) for the Lenders (as hereinafter defined).
Recitals
     A. Pursuant to a Loan and Security Agreement (such agreement as it may be amended from time to time, the “Loan Agreement”), dated as of August 27, 2010, among MidCap in its capacity as agent for the Lenders (as defined below) (together with its successors and assigns in such capacity, “Agent”), SILICON VALLEY BANK, a California corporation (“SVB”; and together with MidCap and the other financial institutions who are or hereafter become parties to the Loan Agreement as lenders (collectively the “Lenders”, and each individually, a “Lender”) and ENDOCYTE, INC., a Delaware corporation (“Borrower”), Borrower has requested and/or obtained certain loans or other credit accommodations from the Lenders which are or may be from time to time secured by assets and property of Borrower.
     B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.
     C. In order to induce the Lenders to extend credit to Borrower and, at any time or from time to time, at the Lenders’ option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or maintain, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as the Lenders may deem advisable, Creditor is willing to subordinate: (i) all of Borrower’s indebtedness to Creditor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Agent and/or the Lenders; and (ii) all of Creditor’s security interests, if any, to all security interests in Borrower’s property in favor of Agent and/or the Lenders.
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
     1. Creditor hereby acknowledges and agrees that (i) Creditor does not have any lien on or security interest in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the “Collateral” as defined in the Loan Agreement, (ii) Borrower is prohibited from granting to the Creditor any lien on or security interest in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral and (iii) the Creditor shall not take any lien on or security interest in any property of Borrower whether now owned or hereafter acquired, including without limitation, the Collateral. If notwithstanding the foregoing prohibition, Creditor now or in the future has any security interest or lien in any property of Borrower, Creditor hereby subordinates to Agent and the Lenders any such security interest or lien that Creditor may have in any property of Borrower, including without limitation, the Collateral. Notwithstanding the respective dates of attachment or perfection of any security interest of Creditor and the security interest of Agent and the Lenders, the lien and security interest of Agent and the Lenders in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral, shall at all times be senior to the lien and security interest of Creditor.

     2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Agent and the Lenders now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the “Senior Debt”).
     3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Subordinated Debt or any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (i) the Senior Debt is fully paid in cash, and (ii) the Lenders have no commitment or obligation to lend any further funds to Borrower, and (iii) all financing agreements among Agent and the Lenders and Borrower are terminated. Nothing in the foregoing paragraph shall prohibit Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower which do not have any call or put features that would obligate Borrower to pay any money (including the payment of any dividends or other distributions for so long as the Senior Debt remains outstanding) to the holder.
     4. Creditor shall hold in trust for Agent and the Lenders and promptly deliver to Agent in the form received (except for endorsement or assignment by Creditor where required by Agent), for application to the Senior Debt, any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.
     5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Agent’s and the Lenders’ claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.
     6. Until the Senior Debt is fully paid in cash and Lenders’ arrangements to lend any funds to Borrower have been terminated, Creditor irrevocably appoints Agent as Creditor’s attorney-in-fact, and grants to Agent a power of attorney with full power of substitution, in the name of Creditor or in the name of Agent and/or the Lenders, for the use and benefit of Agent and the Lenders, without notice to Creditor, to perform at Agent’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:
     (i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Agent elects, in its sole discretion, to file such claim or claims;
     (ii) To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Agent deems appropriate for the enforcement of its rights hereunder.
     7. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. By the execution of this Agreement, Creditor hereby authorizes Agent and the Lenders to amend any financing statements filed by Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Midcap Funding III, LLC, in its capacity as Agent for the benefit of certain lenders (“Agent”), the Secured Party has subordinated any security interest or lien that

Secured Party may have in any property of the Debtor to the security interest of Agent, in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of any security interest in favor of the Secured Party and/or Agent.”
     8. Neither Borrower nor the Creditor may amend the terms of any Subordinated Debt without the prior written consent of Agent and the Lenders. Without limiting the foregoing, no amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of any security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Agent and the Lenders shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of any of the property or assets of Borrower, including, without limitation, the Collateral, except in accordance with the terms of the Senior Debt. Upon written notice from Agent of Agent’s and the Lenders’ agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Agent and the Lenders (or by Borrower with consent of Agent and the Lenders), Creditor shall be deemed to have also, automatically and simultaneously, released any lien or security interest on such Collateral, and Creditor shall upon written request by Agent, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release any lien or security interest as required hereunder, Creditor hereby appoints Agent as attorney in fact for Creditor with full power of substitution to release Creditor’s liens and security interests as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.
     9. All necessary action on the part of the Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms. The execution, delivery and performance of and compliance with this Agreement by Creditor will not (i) result in any material violation or default of any term of any of the Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation.
     10. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Agent or the Lenders for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Agent all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Agent and the Lenders may take such actions with respect to the Senior Debt as Agent and the Lenders, in their sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Agent’s and the Lenders’ rights hereunder.

     11. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Agent and the Lenders. This Agreement shall remain effective until terminated in writing by Agent. This Agreement is solely for the benefit of Creditor and Agent and the Lenders and not for the benefit of Borrower or any other party. Creditor further agree that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Agent and/or the Lenders makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.
     12. Creditor hereby agrees to execute such documents and/or take such further action as Agent and the Lenders may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Agent.
     13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     14. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to conflicts of laws principles. Creditor and Agent submit to the exclusive jurisdiction of the state and federal courts located in Maryland in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement. CREDITOR AND AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
     15. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Agent, the Lenders or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Agent.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MIDCAP FUNDING III, LLC, as Agent
By:
Name:
Title:

CREDITOR: [ ]
By:
Name:
Title:

The undersigned approves of the terms of this Agreement.
BORROWER:
ENDOCYTE, INC.
By:
Name:
Title: